UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

500 Westridge Drive
Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paul Rutenis as Executive Vice President – Merchandising, Replenishment & Logistics

On May 21, 2015, after conducting a search, upon the recommendation of its Nomination and Governance Committee, the Board of Directors (“Board”) of West Marine, Inc. (the “Company”) appointed Paul Rutenis as Executive Vice President – Merchandising, Replenishment & Logistics, with an effective hire date of August 10, 2015, subject to completion of a background check. Concurrent with that appointment, the Board designated Mr. Rutenis as an “executive officer” within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “officer” for purposes of Section 16 of the Exchange Act.

Prior to this appointment, since 2013, Mr. Rutenis, age 49, has served as the Senior Vice President and Chief Merchandising Officer for Radioshack Corporation, where he was responsible for leading all retail categories, including selection of private brand assortments. Prior to that, Mr. Rutenis served as Senior Vice President and General Merchandise Manager, Home and Vice President and Divisional Merchandise Manager for J.C. Penney Company, Inc. from 2011 through 2013. From 2006 through 2011, Mr. Rutenis served as a Divisional Merchandise Manager for Dick’s Sporting Goods, Inc. Mr. Rutenis holds a Bachelor’s of Science degree from Clemson University and a Master of Business Administration from St. Louis University.

Compensation Arrangements for Paul Rutenis

Under the terms of his offer letter, Mr. Rutenis will receive an annual base salary of $400,000 and a one-time sign-on bonus of $75,000. In addition, consistent with that of other Company executive vice-presidents, Mr. Rutenis’ target bonus will be up to 60% of his annual base salary, with the actual amount of any bonus determined on a sliding scale, depending on the Company’s financial performance.

Mr. Rutenis also will receive a grant of 22,000 time-vested restricted stock units (“RSUs”) that will vest over a three-year period at 33%, 33% and 34%, respectively, on each anniversary following the grant date. In addition to the time-vested RSUs, Mr. Rutenis will be granted the right to receive performance-vested RSUs (“PVUs”) based on the Company’s performance against its Return on Invested Capital (“ROIC”) goal for the fiscal 2015 performance period. The range of potential PVUs he may earn ranges as follows (with the actual number interpolated on a straight-line basis if the results are between threshold and maximum performance payout percentages):

Performance Level	Number of PVUs	ROIC Performance Goal %	Resulting Payout % Earned
Below Threshold	0	Under 5.05%	0%
Threshold	2,750	5.05%	50%
Target	5,500	5.73%	100%
Maximum	8,250	6.50%	150%

Assuming the threshold is met, the PVUs also will vest over a three-year period at 33%, 33% and 34%, respectively, on each anniversary of the grant date. The RSUs and PVUs referenced above will be granted on the 10th business day of the calendar month following Mr. Rutenis’ effective hire date of August 10, 2015, per the terms of the Company’s Omnibus Equity Incentive Plan and Equity Award Grant Policy.

The Company also has agreed to reimburse Mr. Rutenis reasonable expenses incurred in connection with his family’s relocation from Fort Worth, Texas, to the greater Watsonville, California area, as well as a one-time lump sum payment of $10,000 to cover incidentals incurred throughout the course of relocation.

Under the terms of the Company’s Executive Officer Severance Plan, in the event Mr. Rutenis is terminated without “cause” or resigns for “good reason”, Mr. Rutenis is entitled to: continued payment of his annual salary for a period of 35 to 52 weeks from such termination, depending on his tenure with the Company (subject to a modification in the schedule of payments if necessary to comply with Internal Revenue Service deferred compensation rules and further subject to a reduction in the cash portion equal to the difference between the severance amount payable by the Company and any amounts he earns or is paid from future employment or consulting arrangements during the severance terms); and, if such termination occurs during the second half of a fiscal year, Mr. Rutenis would be eligible to receive a pro-rated annual bonus for that year.

The foregoing is a summary of the material terms of the offer letter. As a summary, it does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter that is filed with this report as Exhibit 10.1.

Additionally, the Company and Mr. Rutenis will enter into a confidentiality and non-solicitation agreement, and the Board approved entering into our standard indemnification agreement with Mr. Rutenis, each effective as of his start date. Under these agreements, Mr. Rutenis will be required to keep certain Company information confidential and to not interfere with any of our relationships with employees, independent contractors, customers and suppliers during his term of employment and for two years thereafter, and the Company will be required to indemnify Mr. Rutenis against certain claims that may arise in connection with his employment.

Change in Board Leadership, Committee Structure and Compensation

     In addition, following the Annual Meeting, Randolph K. Repass gave notice of his decision not to submit his name for re-appointment as Chairman of the Board. Although he will remain active as a member of the Board, Mr. Repass’ noted that this decision would allow him more time to pursue cruising and activities devoted to marine conservation, including participation on a number of non-profit boards. Upon the recommendation of the Company’s Nomination and Governance Committee, the Board appointed Barbara Rambo as Chair of the Board and also reorganized the memberships of its standing committees. The following table reflects the membership of each committee and director compensation effective as of May 21, 2015:

Non-Employee Director	Audit & Finance Committee (“A&FC”)	Compensation & Leadership Development Committee (“C&LDC”)	Nomination & Governance Committee (“N&GC”)	Annual Board Retainer	Board Meeting Fees	Annual Board Chair & Committee Fees	Annual Equity Grant
Barbara L. Rambo (Independent Board Chair)	--	--	--	$40,000	Up to 7 = $0 Over 7 = $2,000 per	$50,000	$50,000
Randolph K. Repass (Affiliated Director)	--	--	--	$40,000	Up to 7 = $0 Over 7 = $2,000 per	N/A	$50,000
Alice M. Richter (Independent Director)	Member	--	Chair	$40,000	Up to 7 = $0 Over 7 = $2,000 per	N&GC Chair: $10,000 A&FC Member: $13,000	$50,000
Dennis F. Madsen (Independent Director)	N/A	Chair	Member	$40,000	Up to 7 = $0 Over 7 = $2,000 per	C&LDC Chair: $15,000 N&GC Member: $ 5,000	$50,000
Christiana Shi (Independent Director)	Member	Member	--	$40,000	Up to 7 = $0 Over 7 = $2,000 per	A&FC Member: $13,000 C&LDC Member: $ 7,500	$50,000
James F. Nordstrom, Jr. (Independent Director)	--	Member	Member	$40,000	Up to 7 = $0 Over 7 = $2,000 per	C&LDC Member: $ 7,500 N&GC Member: $ 5,000	$50,000
Robert D. Olsen (Independent Director)	Chair	--	--	$40,000	Up to 7 = $0 Over 7 = $2,000 per	A&FC Chair: $ 20,000	$50,000

The Board also approved by resolution that non-employee Directors who serve on the Board for five years or more shall receive a lifetime discount on the purchase of Company products.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s principal executive offices located at 500 Westridge Drive, Watsonville, California. The number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 24,546,620, of which 23,936,352 shares were present in person or represented by valid proxies at the Annual Meeting.

The stockholders voted on three proposals as described in the Company’s definitive proxy statement for the Annual Meeting. The final voting results for each item presented at the Annual Meeting are set forth below.

Proposal 1:	Election of Director Nominees

DIRECTORS	FOR	AGAINST	BROKER NON-VOTES
Randolph K. Repass	21,256,292	456,383	2,222,524
Matthew L. Hyde	21,606,430	106,032	2,222,524
Dennis F. Madsen	21,607,621	104,938	2,222,524
James F. Nordstrom, Jr.	21,604,148	108,411	2,222,524
Robert D. Olsen	21,603,770	108,789	2,222,524
Barbara L. Rambo	21,599,418	113,048	2,222,524
Alice M. Richter	21,604,506	108,060	2,222,524
Christiana Shi	21,600,131	112,427	2,222,524

Proposal 2:	Ratification of Selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending January 2, 2016

FOR	AGAINST	ABSTAINED
23,918,977	11,025	6,350

Proposal 3:	Approval, on an advisory basis, the compensation of the Company’s named executive officers

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
21,553,540	154,431	5,857	2,222,524

Based on the above voting results, all director nominees were duly elected and the other two proposals passed.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits:

10.1	Offer Letter, dated May 21, 2015, between West Marine, Inc.

and Paul Rutenis.*

10.2	Form of Indemnification Agreement between West Marine, Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002).*

10.3	Form of Confidentiality and Non-Solicitation Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 16, 2012).*

10.4	West Marine, Inc. Executive Officer Severance Plan dated March 16, 2011, as amended on December 5, 2013 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 6, 2013).*

10.5	Policy Regarding Repayment or Forfeiture of Certain Compensation

(“Clawback Policy”) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 6, 2013).*

99.1	Letter from Randolph K. Repass, Founder and Former Chairman of the Board dated May 28, 2015.

_________________________

*Management compensatory plan or arrangement within the meaning of Item 601(b)(10)(iii) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: May 28, 2015	By:	/s/ Pamela J. Fields
Pamela J. Fields, Secretary